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                                                                  EXHIBIT 10.18

                                 PURCHASE AGREEMENT

     This Agreement is made and entered into by and between PARADISE BAKERY, INC., a Delaware corporation ("Paradise Bakery" or "Seller"), and
SKYLINE BAKERY, INC. a Texas Corporation ("Skyline" or "Buyer").


                                 RECITAL

     Effective as of May 20, 1996, Paradise Bakery wishes to sell, and Skyline wishes to purchase, all of the assets owned by Paradise Bakery which are used in the operation of Paradise Bakery's stores (collectively the "Stores") located at 777 Walker, Suite M-130, Houston, Texas ("Store
#1"), and 800 W. Belt (Town & Country), Houston, Texas ("Store #2"), which are more particularly described in this Agreement, in accordance with the terms of this Agreement.

     THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties to this Agreement hereby agree as follows:


                                 AGREEMENTS


ARTICLE 1.    GENERAL

     1.01. ASSETS; LEASES; ACCOUNTS RECEIVABLE/WORK IN PROCESS; AND INVENTORY.

          A. Paradise Bakery is the owner of certain equipment, materials, machinery, supplies, furniture, furnishings, tools and other tangible personal property and tenant improvements (the "Assets") which are currently located at 777 Walker, Suite M-130, Houston, Texas (the "Store #1 Premises"), and 800 W. Belt (Town & Country), Houston, Texas (the "Store #2. Premises"). Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined) Seller shall sell and Buyer shall buy the Assets. (The Store #1 Premises and the Store #2 Premises are sometimes collectively referred to herein as the "Store Premises"). The Assets are more particularly described in
     Exhibit 1.01A attached hereto.

          B. Paradise Bakery has previously entered into that certain real property lease (the "Store #1 Lease") covering the Store #1 Premises, The Store #1 Lease is attached hereto as Exhibit 1.01B and is incorporated herein by this reference. The Store #1 Lease was originally entered into by and between SWH Management, Inc. (the "Store #1 Landlord"), and Paradise Bakery, Inc. on or about October
    1, 1990. Upon the close of the purchase of the Assets by Skyline, as described in this Agreement, Paradise Bakery shall, with the consent of the Store #1 Landlord, assign the Store #1 Lease to Skyline and Skyline shall assume all of Paradise Bakery's obligations under the Store #1 Lease. Skyline agrees to execute such assignment and assumption documents and to pay such assignment charges as the Store #1 Landlord may require. Skyline agrees to indemnify, defend and hold harmless Paradise Bakery with respect to all liabilities, obligations,

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    claims and expenses in connection with the Store #1 Lease after it is assumed by Skyline.

        C. Paradise Bakery has previously entered into that certain real property lease (the "Store #2 Lease") covering the Store #2 Premises. The Store #2 Lease is attached hereto as Exhibit 1.0IC and is incorporated herein by this reference. The Store #2 Lease was originally entered into by and between HEM Associates Ltd.-Houston (the "Store #2 Landlord"), and Paradise Bakery, a California corporation, on or about November 10, 1983. Upon the close of the purchase of the Assets by Skyline as described in this Agreement, Paradise Bakery shall, with the consent of the Store #2 Landlord, assign the Store #2 Lease to Skyline and Skyline shall assume all of Paradise Bakery's obligations under the Store #2 Lease. Skyline agrees to execute such assignment and assumption documents and to pay such assignment charges as the Store #2 Landlord may require. Skyline agrees to indemnify, defend and hold harmless Paradise Bakery with respect to all liabilities, obligations, claims and expenses in connection with the store #2 Lease after it is assumed by Skyline. The Store #1 lease and the Store #2 Lease are sometimes collectively referred to herein as the "Store Leases." The Store #1 Landlord and the Store #2 Landlord are sometimes collectively referred to herein as the "Store Landlords."

        D. Seller shall sell and Buyer shall buy, at Closing, all of the Seller's rights, title and interest in and to the accounts receivable related to the two Store Premises, with separate consideration for the accounts receivable provided in Article 2.05.

        E. Seller shall sell and Buyer shall buy, at Closing, all of the Seller's right, title and interest in and to the inventory related to the two Store Premises, with the separate consideration for the inventory provided in Article 2.06 herein.

    1.02. PURPOSE. The purpose of this Agreement is to set forth the terms under which Paradise Bakery shall sell the Assets to Skyline.

ARTICLE 2.  PURCHASE TERMS.

    2.01. PURCHASE PRICE. The purchase price for the Assets shall be equal to the sum of (i) THREE HUNDRED SIXTY THOUSAND AND NO/100THS DOLLARS ($360,000.00) (ii) the "Unamortized Cost" of any new assets or tenant improvements in connection with the Stores, which are not part of the Assets, but which are paid by Paradise Bakery, with the consent of Skyline, on or before the Closing Date; (iii) the value of the accounts receivable as of the Closing Date as described in Section 2.05; (iv) the value of the inventory as of the Closing Date, as described in Section 2.06; and, (v) the amount of cash on hand at the Stores as of the Closing which is transferred from Seller to Buyer. The "Unamortized Cost" shall be equal to the original cost of such new assets or tenant improvements, less depreciation calculated in accordance with federal income tax principles. The purchase price shall be decreased by the Unamortized Cost of any of the Assets sold by Paradise Bakery, with the consent of Skyline, after the date of this Agreement, but before the Closing Date. The total purchase price shall be paid by Skyline to Paradise Bakery as described in Section
3.04. Skyline shall execute and

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deliver assumption documents, as described in Sections 1.01 and 3.05.

     2.02. REIMBURSEMENT OF PARADISE BAKERY. At the Closing, Skyline shall reimburse Paradise Bakery for the sum of (i) the deposits held by the Store Landlords in favor of Paradise Bakery under the terms of the Store Leases, in the approximate amount of ___(None)___ DOLLARS ($___-0-___), and (ii) all deposits which Paradise Bakery has made with utilities or other third parties in connection with the Stores in the approximate amount of ___(None)___ DOLLARS ($___-0-___).

     2.03. PURCHASE PRICE ALLOCATION. The purchase price for the Assets shall be allocated among the Assets in the manner specified on Exhibit 2.03 attached hereto (the "Allocation Schedule"). Each of the parties shall report this transaction for federal and state tax purposes in accordance with the allocation of the purchase price set forth in the Allocation Schedule.

     2.04. BULK SALES LAW: INDEMNIFICATION. In view of the repeal of the bulk transfer law in Texas, Skyline waives compliance with the provisions of the laws relating to bulk transfers in connection with the sale of the Assets. As a further condition to Paradise Bakery's obligation to close, Skyline and Skyline's shareholders shall execute and deliver that certain Indemnification and Guaranty Agreement ("Indemnification and Guaranty Agreement") indemnifying, defending and holding harmless Paradise Bakery with respect to any third party claims against Skyline arising after the Closing (e.g., claims of Skyline's trade creditors, sales or payroll taxes owed by Skyline which relate to either of the Stores at such times as Skyline owns, operates or subleases either of the Stores). The Indemnification and Guaranty Agreement shall be in the form attached hereto as Exhibit 2.04.

     2.05. ACCOUNTS RECEIVABLE. Buyer shall purchase the accounts receivable relating to the Stores as of the Closing from Seller. As of the close of business on the day prior to the Closing, representatives of Seller and Buyer shall make a list of the accounts receivable (the "Accounts Receivable"). The value of the Accounts Receivable shall be added to the purchase price, as described in Section 2.01. The value of the Accounts Receivable shall be the total of unpaid invoices per the books and records of Seller or as mutually agreed by the parties.

     2.06. INVENTORY. Buyer shall purchase the inventory located at the Stores as of the Closing from Seller. As of the close of business on the day prior to the Closing, representatives of Seller and Buyer shall take a physical inventory at the Stores (the "Inventory"). The value of the Inventory shall be added to the purchase price, as described in Section 2.01. The value of the Inventory shall be as agreed by the parties. If the parties are unable to agree, the value of the Inventory shall be calculated at Seller's cost, using the LIFO method of inventory valuation.

     2.07. DISCLAIMER OF ANY ASSUMPTION OF LIABILITIES. Other than the liabilities specifically assumed by Buyer herein, the Buyer does not agree to pay, assume or discharge any liabilities or obligations of the Seller.

ARTICLE 3.      ESCROW.

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     3.01. CLOSING. The closing of the purchase of the Assets, as described in this Agreement (the "Closing"), shall take place at 455 Capitol Mall, Suite 300, Sacramento, California 95814 or, at Paradise Bakery's option, at the then corporate offices of Paradise Bakery, or in such other manner as Paradise Bakery reasonably determines. The Closing shall occur on or before May 17, 1996.

     3.02. TRANSFER COSTS. Skyline agrees to pay all costs of transferring the Assets to Skyline, including, but not limited to, all sales and use taxes and all transfer taxes. However, Buyer shall not be responsible for any state or federal income taxes imposed on Seller relating to the purchase and sale of these Assets. Skyline shall pay all taxes, expenses or costs associated with the assignment and assumption of the Store Leases. However, these provisions do not obligate Buyer to pay any legal cost incurred by Seller.

     3.03. PRORATIONS. Personal property taxes, utility charges and all other expenses involving the operation of the Stores, including the Store Leases, shall be prorated as of the Close of Escrow. Seller shall pay when due all property, sales and use taxes and all federal and state payroll taxes related to the Stores to the extent such sales and use taxes and payroll taxes relate to the operation of the Stores prior to Buyer taking possession of the Stores. Skyline shall pay when due all property, sales and use taxes and all federal and state payroll taxes related to the Stores to the extent such sales and use taxes and payroll taxes related to the operation of the Stores after Skyline takes possession of the Stores.

     3.04. PAYMENT OF PURCHASE PRICE AND INITIAL FRANCHISE FEE; FINANCING. The purchase price and the initial franchise fee shall be paid by Skyline, at the Closing, as follows:

          A. CASH PAYMENT. Skyline shall deliver a cashier's check in the amount of THREE HUNDRED TWENTY THOUSAND AND 00/100THS DOLLARS ($320,000.00) payable to Paradise Bakery at the Closing. Forty Thousand Dollars of such payment shall be applied to and shall satisfy Buyer's obligation to pay an initial franchise fee of $40,000.00 to Paradise Bakery.

          B. DEFERRED PORTION OF PURCHASE PRICE. The balance of the purchase price for the Assets (e.g., the total purchase as calculated in Section
     2.01 less the cash down payment of $280,000.00 described in Section 3.04A) shall be evidenced by a promissory note (the "Purchase Note"), to be delivered to Paradise Bakery at the Closing. The principal amount of the Purchase Note shall bear interest at a rate equal to "prime" plus one percent. The "prime" rate shall be the prime commercial lending rate of interest from time to time announced by Chase Manhattan Bank for short term unsecured loans to corporate borrowers of the highest credit rating. Any change in the rate at which the Purchase Note bears interest resulting from a change in the prime rate shall become effective on the same date on which such change in the prime rate becomes effective, If Chase Manhattan Bank shall cease to announce a prime rate, then for the purposes of the Purchase Note, the prime rate shall be deemed to be the average prime interest rate determined as set forth above by the three (3) largest (measured by total assets) banking

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institutions in the State of California then announcing a prime interest rate, but not to exceed the maximum rate then permitted by law. Commencing one month from the earlier of (1) the payment of that certain promissory note, dated on or about the date of the Purchase Note, to Bank of America, or
(2) five (5) years after Closing, an amount equal to the then unpaid principal balance of the Purchase Note plus accrued interest from the date of the Purchase Note shall be paid in thirty-six (36) equal monthly installments of principal and interest. The Purchase Note shall be in the form attached hereto as Exhibit 3.04B, which Purchase Note shall contain the terms of payment contained in this Agreement and the Purchase Note shall provide for prepayment of any amount or amounts without penalty and shall provide for written notice and opportunity to cure before default. Seller is leasing certain equipment from AT&T Capital Leasing Services, Inc. ("AT&T") as reflected in the lease attached hereto as Exhibit 3.04B-2. Buyer agrees to assume Seller's obligations under such lease. All remaining scheduled payments under such lease which are paid by Buyer shall be deemed to constitute payments under the terms of the Purchase Note when delivered to AT&T.

    C. GUARANTY. Payment of the Purchase Note shall be personally guaranteed by Roy R. Frederick in the form attached hereto as Exhibit 3.04C.

    D. SECURITY AGREEMENT. The Purchase Note shall be secured by subordinated security agreements ("Security Agreements") covering all of the assets and rights being sold by Seller to Buyer under the terms of this Agreement. Seller's security interests shall be junior and subordinate to the trust deed(s) and/or security agreement(s) to be provided to Buyer's purchase money lender(s).

    E. ACCELERATION. After the Closing , Skyline shall not, without the prior written consent of Paradise Bakery, sell, convey, alienate or otherwise transfer, or permit the transfer of (i) any interest in the Assets, (ii) any direct or indirect interest in the business conducted by Skyline at either of the Stores, or (iii) agree to do any of the foregoing without the prior written consent of Paradise Bakery so long as the Purchase Note has not yet been paid in full. Without the prior written consent of Paradise Bakery, upon
(i) the sale, conveyance, alienation or transfer, whether voluntary, involuntary or by operation of law, of all or any part of the Assets, or any interest therein, (ii) the sale, conveyance, alienation or transfer, of substantially all of the assets and/or business of Skyline conducted at either of the Stores outside of the ordinary course of business, (iii) the dissolution and/or liquidation of Skyline, or (iv) entering into an agreement to do anything described in clauses (i), (ii) or (iii) (each of such acts or events being hereinafter referred to as a "Transfer"), then at the Paradise Bakery's sole option, Paradise Bakery may declare, by written notice to Skyline, all obligations under the Purchase Note immediately due and payable. Skyline shall notify Paradise Bakery promptly in writing of any transaction or event which may give rise to a right of acceleration.

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3.05.  DELIVERY OF DOCUMENTS AND CASH IN CONNECTION WITH CLOSING.

    A. PARADISE BAKERY'S CLOSING OBLIGATIONS. In order to close the transactions described herein, Paradise Bakery is obligated to deliver the following:

         (1)  An assignment and assumption of each of the Store
    Leases, properly executed by Paradise Bakery, and accompanied by the consent of each of the Store Landlords, in such form as the Store Landlords may reasonably require, as more fully described in Article I (collectively, the "Lease Assignments");
         (2) A Bill of Sale and Assignment of the Assets, executed by Paradise Bakery, substantially in the form attached hereto as Exhibit 3.05A-(2); and
         (3) Such other documents and items that Paradise Bakery is obligated to deliver under the terms of this Agreement.

    B. SKYLINE'S CLOSING OBLIGATIONS. In order to close the transactions described herein, Skyline is obligated to deliver the following:

         (1) Original copies of the Lease Assignments, properly executed by Skyline, in such forms as the Store Landlords may reasonably require;
         (2) such additional documents as Paradise Bakery may require to evidence the assumption by Skyline of all of the Obligations of Paradise Bakery under the terms of the Store Leases;
         (3)  The cash or cashier's check described in Section 3.04;
         (4) Reimbursement by cashier's check of the amounts described in Section 2.02;
         (5)  The Purchase Note, duly executed by Skyline;
         (6)  The Guaranty described in Section 3.04C, duly executed;
    and,
         (7) such other documents and items that Skyline is obligated to deliver under the terms of this Agreement.

3.06. CONDITIONS PRECEDENT TO PARADISE BAKERY'S OBLIGATION TO CLOSE. The obligation of Paradise Bakery to close the sale of the Assets, as described in this Agreement, is subject to the satisfaction, at or before the Closing, of all of the conditions set forth below in this
Section 3.06. Paradise Bakery may waive any or all of these conditions, in whole or in part, without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Paradise Bakery of any of its other rights or remedies, at law or in equity, if Skyline shall be in default of any of its representations, warranties or covenants under this Agreement.

    A. OPINION LETTER. Paradise Bakery must receive from Counsel for Skyline an opinion dated on or about the Closing Date, in form and substance satisfactory to Paradise Bakery and its Counsel, that:
         (1) Skyline is a corporation duly organized and validly existing and in good standing under the laws of the State of Texas, and has all necessary power to own its properties as now owned and operate its business as now operated.

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          (2) This Agreement has been duly and validly authorized and, when executed and delivered by Skyline, will be valid and binding on Skyline and enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by others laws affecting the rights of creditors generally.

     B. CLOSING OBLIGATIONS. Skyline shall have satisfied or be ready, willing and able to satisfy all of Skyline's obligations on or before the Closing Date, including the obligations described in Section 3.05.

     C. EXECUTION OF FRANCHISE AGREEMENTS. Skyline shall have entered into Franchise Agreements with Paradise Bakery on or before the Closing Date covering both Stores and shall, at the Closing, pay the initial franchise fee described in Section 3.04. Paradise Bakery may terminate this Agreement if it has rightfully terminated any Franchise Agreement with Skyline.

     D. CONSENTS. The necessary consents to consummate the sale, as described herein, have been obtained.

     3.07 CONDITION PRECEDENT TO SKYLINE'S OBLIGATION TO CLOSE. The obligations of Skyline to close the purchase of Assets, as described in this Agreement, is subject to the satisfaction, at or before the Closing, of all of the conditions set forth below in this Section 3.07A. Skyline may waive any or all of these conditions, in whole or in part, without prior notice, provided, however, that no such waiver of a condition shall constitute a waiver by Skyline of any of its other rights or remedies, at law or in equity, if Paradise Bakery be in default of any of its representations, warranties or covenants under this Agreement.

     A. SECRETARY'S CERTIFICATE. Skyline must receive a Secretary's Certificate from Paradise regarding the Paradise directors' resolution approving this Purchase Agreement and the transaction set forth herein.

     B. CLOSING OBLIGATIONS. Paradise Bakery shall have satisfied or be ready, willing and able to satisfy all of Paradise Bakery's obligations on or before the Closing Date, including the obligations described in Section 3.05.

     C. EXECUTION OF FRANCHISE AGREEMENTS. Paradise Bakery shall have entered into Franchise Agreements with Skyline on or before the Closing Date covering both Stores and shall, at the Closing, pay the initial francise fee described in Section 3.04. Skyline may terminate this Agreement if it has rightfully terminated any Franchise Agreement with Paradise Bakery.

     D. CONSENTS. The necessary consents to consummate the sale, as described herein, have been obtained.

     3.08 CONDITIONS PRECEDENT TO EITHER PARTY'S OBLIGATIONS TO CLOSE. The obligations of either party to close the Purchase and Sale of Assets, as described in this Agreement is subject to the parties' mutual agreement with the terms and conditions of the following documents:

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     (i)    the lease agreements and assumption agreements
     (ii)   the purchase price-allocation schedule
     (iii)  the Franchise Agreement
     (iv)   the Purchase Note
     (v)    the Guaranty Agreement
     (vi)   the Bill of Sale and Assignment for the Assets
     (vii)  the legal opinion letters
     (viii) the Indemnifiying and Guaranty Agreement

ARTICLE 4.  OTHER TERMS; REPRESENTATIONS AND WARRANTIES.

     4.01. ASSETS SOLD "AS IS". AS A RESULT OF THE ABILITY OF SKYLINE TO EXAMINE ALL OF THE ASSETS PRIOR TO THE CLOSING DESCRIBED ABOVE, THE PARTIES AGREE THAT THE ASSETS SHALL BE SOLD TO SKYLINE ON AN "AS IS" BASIS, WITH NO EXPRESS OR IMPLIED WARRANTIES INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, EXCEPT AS SET FORTH IN SECTION 4.02.

     4.02. REPRESENTATIONS AND WARRANTIES OF PARADISE BAKERY. Paradise Bakery hereby makes the following representations and warranties:

        A. GOOD STANDING, ETC. Paradise Bakery is a corporation duly organized, validly existing and in good standing under the laws of California and has all necessary powers to own its properties and to operate its business as now owned and operated by it.

        B. TAX RETURNS. Within the times and in the manner prescribed by law, Paradise Bakery has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable which relate to the Stores. There are no present disputes as to taxes of any nature payable by Paradise Bakery which relate to the Stores.

        C. EQUIPMENT AND OTHER TANGIBLE PERSONAL PROPERTY. The list of Assets set forth on Exhibit 1.01A is a complete and accurate schedule describing all machinery, equipment, furniture, supplies, tools and all other tangible personal property owned by Paradise Bakery and used by Paradise Bakery in connection with the operation of the Stores, as of the execution of this Agreement.

        D. TITLE TO ASSETS. Paradise Bakery has good and marketable title to all of the Assets, and as of the Closing, all of the Assets will be free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities claims, easements, rights of way, covenants, conditions or restrictions, except for (i) the lien of current taxes not yet due and payable, and (ii) possible minor matters that, in the aggregate, are not substantial in amount and do not

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     materially detract from or interfere with the present or intended use of any of the Assets. No one except Paradise Bakery owns, or has any interest, directly or indirectly, in any of the Assets, except as provided herein.

          E. AUTHORITY AND CONSENTS. Paradise Bakery has the right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement, and no approval, or consents of any persons other than the persons signing this Agreement on behalf of Paradise Bakery are necessary in connection with it, other than the store Landlords under the Store Leases.

          F. STORE LEASES. Paradise Bakery has fully complied with all obligations of the tenant under the Stores Leases and shall have so complied at the Closing, including the payment of all amounts and expenses payable under the Store Leases. The parties shall equitably prorate all rent and other payments owed under such agreements as of the Closing (e.g., Cost pass-throughs, percentage rents (if any), etc.) so that Paradise Bakery bears its share of all obligations under the Store Leases reasonably allocable to the period prior to the Closing.

          G. COMPLIANCE WITH APPLICABLE LAWS. The Seller has not received any notice of any violation of any law (including environmental laws), regulation, ordinance, decree, judgment, order or requirement relating to the Assets or operation of its business at these two Stores, and to the extent of Seller's knowledge, the Seller has not committed a violation. For purposes of this Agreement, "Seller's knowledge" shall mean the current actual knowledge without any investigation or inquiry having been conducted, of the current officers of Seller. Buyer acknowledges that Buyer's shareholder is currently an employee of Paradise Bakery, Inc. and manages the Stores.

          H. LITIGATION. There is no litigation, suit, claim, or governmental investigations pending or threatened against Seller, which could result in a material adverse effect on these Assets at these Stores, or which would prevent the consummation of the transactions contemplated hereby.

          I. PERMITS & LICENSES. To the extent of Seller's knowledge, the Seller holds all material licenses and permits which are required to allow it to operate at these Stores and has not received any notice of termination of any permit or license.

     4.03. REPRESENTATIONS AND WARRANTIES OF SKYLINE. Skyline hereby makes the following representations and warranties:

          A. GOOD STANDING. Skyline is a corporation duly organized, validly existing and in good standing under the laws of Texas and has all necessary powers to own its properties and to operate its business as now owned and operated by it.

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          B. AUTHORITY AND CONSENTS. Skyline has the right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement, and no approvals or consents of any persons other than the persons signing this Agreement on behalf of Skyline are necessary in connection with it.

          C. GOVERNMENT CONSENT. No consent, approval or authorization of, or declaration, filing, or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by Skyline in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

ARTICLE 5. OBLIGATIONS AFTER CLOSING.

     5.01 PARADISE BAKERY'S INDEMNIFICATION OBLIGATION. Paradise Bakery shall indemnify, defend and hold harmless Skyline against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that Skyline shall incur or suffer, that arise, result from or relate to (i) any breach of, or failure by Paradise Bakery to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Paradise Bakery under this Agreement and (ii) operations of the Stores before Closing.

     5.02 CONFIDENTIAL INFORMATION. Skyline agrees that, unless and until the Closing has been consummated, Skyline and its officers, directors and other representatives will hold in strict confidence, and will not use to the detriment of Paradise Bakery, any data and information with respect to the Assets, the Stores or otherwise in connection with Paradise Bakery obtained in connection with the transaction described in this Agreement. It is agreed that upon termination of this Agreement or any other agreements for any reason, Skyline shall not, on and after the day of such termination, use to Skyline's own advantage, or to the advantage of any other person, party or corporation, any information gained for, or from the association and business of Paradise Bakery. Any written, printed, graphic or electronically or magnetically recorded information furnished by Paradise Bakery for Skyline's use in connection with the Stores are the sole property of Paradise Bakery. This proprietary information includes, but is not limited to, operation methods, manuals, marketing information and information concerning Paradise Bakery's employees, products, services, prices and operations. Skyline will keep this confidential information in the strictest confidence, and will not disclose it by any means to any person, except with Paradise Bakery's approval, and only to the extent necessary to perform the services under this Agreement. This prohibition also applies to Skyline's employees, agents and subcontractors. Skyline will return any confidential information in Skyline's possession to Paradise Bakery.

     5.03 SKYLINE'S INDEMNIFICATION OBLIGATION. Skyline shall indemnify, defend and hold harmless Paradise Bakery against, and in respect of, any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest,

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penalties and reasonable attorneys' fees, that Paradise Bakery shall incur or suffer, that arise from, result from or relate to (i) any breach of or failure by Skyline to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Skyline under this Agreement and (ii) operations of the Stores after Closing.

     5.04. PUBLICITY. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Paradise Bakery and Skyline; provided, however, that Paradise Bakery shall be entitled to make all filings and to take all appropriate actions to satisfy all federal and/or State securities laws and regulations, including Paradise Bakery's disclosure obligations. Except as provided in the preceding sentences no party shall act unilaterally in this regard without the prior written approval of the other; however, this approval shall not be unreasonably withheld.

     5.05. AT&T LEASE. Paradise Bakery covenants to make a good faith effort to get the AT&T Lease on the security equipment assigned to Skyline, to protect title for the benefit of Skyline, and at the end of the lease term to get whatever title Paradise has into Skyline.

ARTICLE 6.     MISCELLANEOUS.

     6.01. NO BROKER/FINDER. Each party represents and warrants that it has dealt with no broker or finder in connection with any transaction contemplated by this Agreement, and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. Each party shall indemnify and hold harmless the other against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage, commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

     6.02. EXPENSES. Each party shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

     6.03. FORM OF AGREEMENT. The subject headings of the paragraphs and subparagraphs of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

     6.04. MODIFICATION: WAIVER. The Exhibits and Recitals are incorporated into this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                                       11

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     6.05. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same fully executed instrument when each party has executed and delivered a counterpart to the other party.

     6.06. PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

     6.07. ASSIGNMENT. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns; provided, however, that Skyline may not assign any of its rights or obligations under this Agreement.

     6.08. ARBITRATION PROCEDURE.

            A. ARBITRATION. In the event any dispute arising out of or in connection with this Agreement or the transactions contemplated hereby cannot be settled by the parties or their representatives, such dispute, at the option of any party, shall be finally, solely and exclusively settled by arbitration pursuant to the procedures described in this paragraph 6.08; provided, however, that any equitable remedy for which an arbitration award would be unenforceable may be sought in any court of competent jurisdiction, subject to Paragraph 6.12.


            B. ARBITRATION PROCEDURE.

            (1) Within fifteen (15) days after notice requesting arbitration by any party to the other parties to the dispute, the parties to the dispute shall attempt to mutually agree upon one person to act as the arbitrator. If no such agreement has occurred within such fifteen (15) day period, upon the request of any party to the dispute, the presiding judge of the Sacramento County Superior Court, acting in his or her individual capacity, shall select a panel of three (3) independent arbitrators who shall act as arbitrators of the dispute. If such judge refuses to select such arbitrators, each party shall select an arbitrator and the two arbitrators selected by the parties shall select a third arbitrator.

            (2) Except as provided herein to the contrary, the arbitration shall be in conformity with and subject to Sections 1280 through 1294.2 of the California Code of Civil Procedure. The discovery allowed under Section 1283.05 thereof shall apply to any arbitration under this Agreement.

         (3) The arbitrator(s) shall conduct hearings in Sacramento, California. The arbitrator(s) shall proceed with due dispatch and shall make a decision resolving the dispute as soon as reasonably possible after appointment. In the case of a three (3)-person panel, the decision of any two (2) of the three (3) arbitrators shall be binding, final and conclusive on the parties to the dispute.

         (4) The arbitrator(s)' decision may, in the absolute discretion of the arbitrator(s), provide for recovery of all or any portion of the costs, fees and expenses of the arbitration procedure by any party(ies), consistent with Section 6.09.

         (5) The decision of the arbitrator(s) shall be in writing and delivered to the parties in such form that a judgment may be entered in any Superior Court of the State of California having jurisdiction.

    6.09 RECOVERY OF LITIGATION COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties (including a successful defendant or defendants) shall be entitled to recover reasonable attorneys fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

    6.10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing.

    6.11 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second (2nd) day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To Skyline at:           Randy Frederick
                         777 Walker, Suite M-130
                         Houston, Texas 77002

with copy to:            Shelton Jones
                         JONES & GILLASPIA, L.L.P.
                         1100 Louisiana, Suite 650
                         Houston, Texas 77002

To Paradise Bakery at:   Paradise Bakery, Inc.
                         1610 Arden Way, Suite 144
                         Sacramento, California 95815

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

    Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

    6.12. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California, to the greatest extent possible (without regard to the conflicts of law rules of that state) except that this Agreement shall not be construed to make the California Franchise Investment Law or California Franchise Relations Act applicable. The parties agree that any action brought by either party in any court, whether federal or state, shall be brought in Sacramento, California and do hereby waive all questions of personal jurisdiction or venue for the purposes of carrying out this provision.

    6.13. SEVERABILITY. If any provision of this Agreement is held invalid Or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

    IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.


                                    ---------------------------------------

                                    SKYLINE BAKERY, INC.

                                    By:  /s/ Randy R. Frederick
                                        -----------------------------------

                                    RANDY FREDERICK
                                    Its PRESIDENT

                                    Paradise Bakery:

                                    PARADISE BAKERY, INC., a Delaware
                                    corporation

                                    By  /s/ Steven Orlando
                                       ------------------------------------

                                        /s/ Steven Orlando
                                    ---------------------------------------

                                    Its CHIEF FINANCIAL OFFICER

                                 EXHIBITS

1.01a      Assets

1.01B      Store #1 Lease

1.01C      Store #2 Lease

2.03       Allocation Schedule

2.04       Indemnification and Guaranty Agreement

3.04B      Purchase Note

3.04B-2    AT&T Lease

3.04C      Guaranty Agreement

3.05A-(2)  Bill of Sale and Assignment

                                       15